EXHIBIT 21


                   SUBSIDIARIES OF THE REGISTRANT


                                                  State or other jurisdiction of
Name of Subsidiary                                incorporation or organization
----------------------------                      ------------------------------
E.W. Blanch Co., Inc.                             Delaware
Paragon Reinsurance Risk Management
  Services, Inc.                                  Delaware
E.W. Blanch International, Inc.                   Delaware
E.W. Blanch Wholesale Insurance Services, Inc.    Delaware
E.W. Blanch Capital Risk Solutions, Inc.          Delaware
Blanch Catastophe Services, Inc.                  Delaware